UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 25, 2013 (January 8, 2013)

STW RESOURCES HOLDING CORP.

(Exact name of registrant as specified in its charter)

Nevada	000-51430	20-3678799
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

619 West Texas Ave

Suite 126

Midland Texas, 79701

(Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code (432) 686-7777

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.01 COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

ITEM 3.02 SALES OF UNREGISTERED SECURITIES

On January 8, 2013, STW Resources Corp. (the “Company”) and Black Pearl Energy, LLC, an entity controlled by Stan Weiner and Lee Maddox, the Company’s Chief Executive Officer and Chief Operating Officer, respectively (“BPE”), entered into an equity exchange agreement (the “Agreement”) pursuant to which BPE transferred 10% of the outstanding membership interests of Black Wolf Enterprises, LLC, (“Black Wolf”) to the Company in exchange for 7,000,000 shares of the Company’s common stock, which shares will be issued once the Company amends its articles of incorporation, as amended, to increase the number of authorized shares of common stock.  The transactions contemplated by the Agreement closed on January 8, 2013.

Black Wolf currently commercializes the expertise and services of Lone Wolf Resources, LLC, an environmental and civil construction company operating in the oil and gas industry (“Lone Wolf”).  Lone Wolf has worked with the Department of Transportation and the Texas Commission on environmental quality to shape the standards for processing hydrocarbon-impacted soils to a reusable road base.  Lone Wolf has completed projects internationally and throughout the United States, including the world's largest in-situ thermal remediation project. BPE is an oilfield service company that has developed an evaporation cover that is conservation friendly, economical and can be floated on to existing ponds or installed during construction for the elimination of evaporation on frac ponds used throughout the oilfield.  BPE also provides high quality liners with fusion-welded seams, quality control testing including air tests of seams and destruction testing in West Texas and Eastern New Mexico, and intends to expand into South Texas during the first quarter of this year. Black Wolf combines Lone Wolf’s and BPE’s services and constructs drill sites, reserve pits, frac ponds, roads, pit closings, liners, leak detection systems, evaporation covers, and provides associated maintenance. Black Wolf also offers turnkey services for H-11 permitted ponds, including surveys, engineering and design, and permitting for storage of produced and brine waters as well as utilizes proprietary technologies employed by Lone Wolf in the reclamation of hydrocarbon-impacted soils.  Black Wolf is currently negotiating on a number of multi-well packages with many of the largest oil and gas producers in West Texas.

The foregoing information is a summary of the agreement involved in the transaction described above, is not complete, and is qualified in its entirety by reference to the full text of such agreement, a copy of which is attached as an exhibit to this Current Report on Form 8-K.  Readers should review such agreement for a complete understanding of the terms and conditions associated with this transaction.

A copy of the press release announcing the closing of the acquisition is attached hereto as Exhibit 99.1.

ITEM 8.01 OTHER EVENTS

On January 22, 2013, the Company issued a press release regarding the delivery of its proprietary water desalinization facility to convert 700,000 gallons of brackish well water a day into rain-equivalent water for the maintenance of greens and fairways at the Midland Hills Golf Club in Midland, Texas.  A copy of the press release is attached hereto as Exhibit 99.2.

ITEM 9.01 Financial Statements and Exhibits.

(d) Exhibits.

10.1	Equity Exchange Agreement, dated January 8, 2012
99.1	Press Release, dated January 23, 2013
99.2	Press Release, dated January 22, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STW RESOURCES HOLDING CORP.

Date: January 25, 2013	By:	/s/ Stanley T. Weiner
Stanley T. Weiner
Chief Executive Officer